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                                                                    Exhibit 99.1


                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the Common Stock, no par value, of Groen Brothers Aviation, Inc., and further agree to the filing of this Agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file any and all amendments to such Statement on Schedule 13G.

Date: November 6, 2000                EPSILON GLOBAL ACTIVE VALUE FUND, LTD.
                                      BY:  EPSILON INVESTMENT MANAGEMENT, LLC




                                      By:     /s/ Steve G. Stevanovich
                                              ----------------------------------
                                      Name:   Steve G. Stevanovich
                                              ----------------------------------
                                      Title:  President
                                              ----------------------------------



                                      EPSILON INVESTMENT MANAGEMENT, LLC

                                      By:     /s/ Steve G. Stevanovich
                                              ----------------------------------
                                      Name:   Steve G. Stevanovich
                                              ----------------------------------
                                      Title:  President
                                              ----------------------------------


                                      /s/ Steve G. Stevanovich
                                      ------------------------------------------
                                      Steve G. Stevanovich